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                                                                    EXHIBIT 99.1



NEWS RELEASE                                              GROUP 1 AUTOMOTIVE INC


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
                                                          950 Echo Lane, Suite 100 Houston, TX  77024
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  AT GROUP 1:                    Chairman, President and CEO   B.B. Hollingsworth, Jr. (713) 647-5700
                                 EVP, CFO and Treasurer        Scott L. Thompson       (713) 647-5700
                                 Manager, Investor Relations   Kim Paper               (713) 647-5700

  AT Thomson Financial/Carson:   Investor Relations            Jeffrey T. O'Keefe      (212) 807-5086
                                 Media Relations               Alecia Pulman           (212) 807-5094
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FOR IMMEDIATE RELEASE
FRIDAY, AUGUST 2, 2002


   GROUP 1 AUTOMOTIVE COMPLETES ACQUISITION OF SIX DEALERSHIPS IN LOS ANGELES

                       EARNINGS GUIDANCE RAISED FOR 2002;
               COMPANY'S ANNUAL REVENUE RUN RATE TOPS $4.6 BILLION


HOUSTON, AUGUST 2, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today announced that it has completed the previously announced acquisition of the Miller Auto Group, consisting of six dealerships in the Los Angeles area with annual revenues of $400 million.

GEOGRAPHIC AND BRAND DIVERSITY ENHANCED
The Miller Auto Group, which has been family operated for nearly 60 years, is Group 1's first platform in California. The Los Angeles area dealerships, which are located in Culver City and Van Nuys, are comprised of two Honda, as well as Toyota, Nissan, Infiniti and Mitsubishi dealerships. The addition of the Infiniti dealership augments the Company's high-line brand diversity and represents the Company's first Infiniti dealership. With the closing of this acquisition, approximately 53 percent of Group 1's revenues will come from import-brand dealerships. Fred and Mike Miller have executed three year management contracts with Group 1 to assist in the integration process and the Miller's seasoned management team will continue to operate the dealerships.

"Los Angeles is a major import-brand vehicle market. We have been patient and disciplined in looking for the right platform to enter this region, and are very pleased to have this outstanding automotive group and management team join Group 1," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer.

"The Miller Auto Group acquisition brings Group 1's acquisition total for 2002 to 16 franchises, representing annual revenues of $730 million," Hollingsworth stated. "We are continuing to pursue our disciplined strategy of select acquisitions, targeting to add at least an additional $100 million in aggregate revenues this year."

2002 OUTLOOK-EARNINGS GUIDANCE RAISED
"Based on initial indications of July business and the early completion of the Miller Auto Group acquisition, we are raising our 2002 earnings guidance to $2.80 to $2.90 per diluted share," commented Hollingsworth.

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GROUP 1 AUTOMOTIVE, INC.
ADD-1-


ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns 72 automotive dealerships comprised of 109 franchises, 29 different brands, and 24 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM

This press release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include statements regarding our plans, goals, beliefs or current expectations, including those plans, goals, beliefs and expectations of our officers and directors with respect to, among other things:

     o    earnings per share for the year ending 2002
     o business trends, including incentives, product cycles and interest rates


Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results in the forward-looking statements for a number of reasons, including:

     o the future economic environment, including consumer confidence, interest rates, and manufacturer incentives, may affect the demand for new and used vehicles and parts and service sales
     o    regulatory environment, adverse legislation, or unexpected litigation
     o our principal automobile manufacturers, especially Ford, Toyota and GM, may not continue to produce or make available to us vehicles that are in high demand by our customers
     o requirements imposed on us by automobile manufacturers may affect our acquisitions and capital expenditures related to our dealership facilities
     o our dealership operations may not perform at expected levels or achieve expected improvements
     o we may not achieve expected future cost savings and our future costs could be higher than we expected
     o    our cost of financing could increase significantly
     o new accounting standards could materially impact our reported earnings per share
     o pending acquisitions may not be completed due to failure to satisfy closing conditions
     o    we may not reach agreement with additional acquisition candidates


This information and additional factors that could affect our operating results and performance are described in our Form 10-K for the year ended December 31, 2001.

All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

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